UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2026

J.P. Morgan Real Estate Income Trust, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	333-288565	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Madison Avenue New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 270-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
On September 30, 2026, J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) declared distributions for each class of its common stock in the amount per share set forth below for record holders as of the date set forth above the table:

	September 30, 2026 Record Date
	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.0438	$—	$0.0438
Class D Common Stock	$0.0438	$—	$0.0438
Class T Common Stock	$0.0438	$(0.0080)	$0.0358
Class E Common Stock	$0.0438	$—	$0.0438
Class Y Common Stock	$0.0438	$(0.0079)	$0.0359
As of September 30, 2026, the Company had no outstanding shares of Class S or Class X common stock. The net distributions for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following 5:00 p.m. Eastern Time on the record date set forth above. The stockholder servicing fee on the Company’s Class D common stock was waived for September 2026, and the net asset value attributable to current holders of Class D shares will not be included in the computation of stockholder servicing fees charged on Class D shares in perpetuity. There is no stockholder servicing fee with respect to Class I common stock or Class E common stock. These distributions will be paid on or about October 5, 2026 and will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date:	September 30, 2026	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr. Chief Financial Officer and Treasurer